UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 27, 2006

Hanover Direct, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-08056	13-0853260
(State or Other Jurisdiction Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1500 Harbor Boulevard, Weehawken, NJ	07086
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(201) 863-7300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|X| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into Material Definitive Agreement.

Following the Board’s approval of a cash merger with Chelsey Direct, LLC (“Chelsey”) which was announced on November 20, 2006, Hanover Direct, Inc. (”Hanover”) entered into an Agreement and Plan of Merger with Chelsey and its wholly-owned subsidiary Chelsey Acquisition, Inc. (“MergerCo”) dated November 27. 2006, which is attached as Exhibit 2.1 (the “Merger Agreement”). The following is a summary of the Merger and the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Exhibit 2.1 and is incorporated by reference.

The Merger. The Merger Agreement provides that, subject to certain conditions, MergerCo will merge with and into Hanover and Hanover will continue as the surviving company (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger, holders of Hanover’s common stock, $0.01 par value (“Common Stock”), will be entitled to receive $0.25 in cash, without interest (“Merger Consideration”) for each share of Common Stock outstanding at the time of the Merger, other than shares of Common Stock owned by Hanover, Chelsey, certain of Chelsey’s affiliates, MergerCo, or any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law. MergerCo’s directors will become the Hanover directors after the Merger. Hanover’s officers will continue in their respective capacities after the Merger.

Representations and Warranties. In the Merger Agreement, Hanover made customary representations and warranties to Chelsey, including, among others, representations and warranties relating to organization, standing and similar corporate matters, capital structure; authorization to enter into the Merger Agreement, the noncontravention of any charter or material agreement as a result of the Merger Agreement or the Merger, Governmental approvals. In addition Chelsey made representations and warranties to Hanover regarding its ownership and operation of MergerCo and the availability of the aggregate Merger Consideration.

The representations and warranties in the Merger Agreement do not survive the closing of the Merger or the termination of the Merger Agreement. The representations and warranties of each party set forth in the Merger Agreement have been made solely for the benefit of the other applicable party to the Merger Agreement. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party in connection with the Merger Agreement, (ii) at closing, must only be true and correct subject to the standards contained in Sections 6.2 and 6.3 of the Merger Agreement, which may differ from what may be viewed as material by investors and (iii) were made only as of the date of the Merger Agreement or such other date as is specified in the Merger Agreement.

Covenants. Both parties agreed to prepare and file a Schedule 13E-3 and a Proxy Statement with the SEC. Hanover also agreed that its directors will recommend approval and adoption of the Merger Agreement and the Merger by its stockholders subject to the right to change its recommendation if the Board of Directors determines in good faith that the failure to take such action would be inconsistent with its fiduciary obligations under applicable law.

Hanover has also agreed to certain other covenants in the Merger Agreement including to use commercially reasonable efforts to operate its business in the ordinary course consistent with prior practices, comply with applicable laws, maintain its business and properties and retain its officers and key employees and covenanted not to do certain enumerated acts. Hanover has also agreed to provide Chelsey with access to its properties, books and records and representatives and other information.

The surviving corporation is required to indemnify the former independent directors and the current directors and Hanover’s officers for acts or omissions prior to the Merger and for claims related to the Merger.

Conditions. The parties’ obligation to close is subject to certain conditions including obtaining shareholder approval, the absence of any injunctions or restraints on consummation of the Merger, and obtaining the consent of Hanover’s secured lenders. Chelsey's obligation to complete the Merger is subject to, among other things, the settlement or resolution of any existing stockholder litigation and litigation initiated prior to consummation of the Merger, compliance by Hanover with its representations and warranties, performance by Hanover of its obligations, and the absence of a Material Adverse Effect (as that term is defined in the Merger Agreement) since the date of the Merger Agreement. Hanover’s obligation to complete the Merger is subject to Chelsey having deposited the aggregate Merger Consideration with the paying agent.

Termination of the Merger Agreement. The Merger Agreement may be terminated, among other reasons, if the Merger is not completed by March 31, 2007 or if Hanover's Board of Directors has changed its recommendation in a manner adverse to Chelsey.

Termination Fees. There is no termination fee if the Merger is not consummated for any reason.

Additional Information and Where to Find it

In connection with the proposed acquisition and required stockholder approval, Hanover intends to file with the SEC a preliminary proxy statement and a definitive proxy statement. The definitive proxy statement will be mailed to the stockholders of Hanover. HANOVER’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND HANOVER. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by the Hanover with the SEC by going to Hanover’s corporate web site at www.hanoverdirect.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Hanover and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Hanover in connection with the Merger. Information about Hanover’s directors and executive officers is set forth in Hanover’s proxy statements and annual reports on Form 10-K, previously filed with the SEC, and the proxy statement relating to the proposed transactions, when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

2.1	Agreement and Plan of Merger by and among Chelsey Direct, LLC, Chelsey Acquisition, Inc. and Hanover Direct, Inc., dated November 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER DIRECT, INC.

(Registrant)

November 28, 2006	By:	/s/ John W. Swatek

		Name:	John W. Swatek
		Title:	Senior Vice President, Chief Financial Officer and Treasurer